CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” in this Registration Statement (Form S-4 (Amendment No. 4 )) of Gold Torrent (Canada) Inc. and the related Proxy Statement / Prospectus of Gold Torrent, Inc., and to the inclusion therein of our report dated June 22, 2017, with respect to the consolidated financial statements of Gold Torrent, Inc., included in its Annual Report (Form 10-K) for the year ended March 31, 2017, filed with the Securities and Exchange Commission.

Vancouver, Canada	“Morgan & Company LLP”

January 23 , 2018	Chartered Professional Accountants